                                                                    EXHIBIT 99.2

PRESS RELEASE

SOURCE: LEARN2.COM

LEARN2 AND E-STAMP COMPLETE MERGER

         WHITE PLAINS, N.Y. & MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--Sept. 26, 2001--Learn2.com (OTCBB: LTWO - NEWS) and E-Stamp Corporation (OTCBB: ESTM -
NEWS) announced today they have completed their merger after receiving the affirmative vote of a majority of their stockholders.

         Each share of Learn2.com common stock outstanding immediately prior to the merger was converted into 0.4747 of a share of E-Stamp common stock.

         In connection with the merger, E-Stamp has changed its name to Learn2 Corporation and expects to begin trading under the symbol LTWO effective Thursday, September 27, 2001. "The impact and importance of E-learning will now, more then ever be discovered as companies cut back on travel and outside expenses," said Robert (Bo) Ewald, Executive Chairman of Learn2 Corporation. "Both the standard and custom content delivered with Learn2's technology and hosting capabilities will meet the demanding requirements of this new environment; and enable companies to communicate with employees and customers worldwide in a high impact, engaging, and effective manner."

         "Closing the merger with E-Stamp will provide Learn2 with the necessary resources and working capital we need to forge ahead in the E-Learning market," said Stephen P. Gott, Learn2 Chief Executive Officer. "Companies are looking for cost-effective learning solutions for employees and customers, and Learn2 is in the position to deliver cutting-edge e-learning products and services that can address their global learning needs. Learn2 is well positioned to become the potential leader in the e-learning market."

         About Learn2

         Learn2 creates and distributes e-learning products and services for corporate, government, educational and individual clients. The Learn2 suite of products includes hundreds of off-the-shelf courses that allow interactive multimedia and animated courseware to be accessed instantly on the Web. These courses are also delivered on CD-ROM and video. The Learn2 Web site is home to an e-learning community that provides tips and step-by-step instructions on a broad spectrum of skills, activities and tasks, as well as immediately accessible multimedia tutorials. Corporations have access to the same high quality tutorials through Learn2University, which includes additional features such as reporting and administration. For more information, call 800-214-8000. Learn2 is located at www.learn2.com and Learn2University is located at www.learn2university.com.

         Forward-Looking Statements

         This news release contains forward-looking statements, which involve risks and uncertainties. Accordingly, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company. These factors include the Company's success in its business and operations; the activities of new or existing competitors, the ability to attract and retain employees and strategic partners, the ability to leverage intangible assets, the ability to complete new projects at planned costs and on planned schedules and adoption of the Internet as a medium of commerce, communications and learning. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

         The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         You may register to receive Learn2's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.
                 ------------

CONTACT:

For E-Stamp Corporation:
Blanc and Otus
Kristin Reeves or Sue Ellen Schaming
415/856-5145 or 415/856-5129
kreeves@blancandotus.com or sschaming@blancandotus.com
------------------------    --------------------------
or
For Learn2.com:
KCSA
Robert Giordano or Michael Cimini
212/896-1289 or 212/896-1233
rgiordano@kcsa.com or mcimini@kcsa.com
------------------    ----------------